Exhibit 99.2

NEWS RELEASE

For Immediate Release
Astronics Corporation Provides
Initial 2019 Revenue Guidance for Aerospace Segment
Expects 2019 Aerospace revenue of $710 million to $745 million
EAST AURORA, NY, November 14, 2018 – Astronics Corporation (Nasdaq: ATRO), a leading supplier of advanced technologies and products to the global aerospace, defense, and semiconductor industries, today provided initial 2019 revenue guidance for its Aerospace segment and affirmed recent Aerospace 2018 revenue guidance.
“In our third quarter press release, we revised our Aerospace segment revenue guidance for 2018 to $670 to $675 million, which we are affirming today. The midpoint of this range would show 26% growth over 2017,” commented Peter J. Gundermann, President and CEO.
He continued, “We are also issuing initial Aerospace segment revenue guidance for 2019 of $710 to $745 million, which suggests organic growth next year of approximately 6% to 11%. We are encouraged by our strong booking performance of $617 million in the first nine months of 2018, and the continued strength of our aerospace markets.”
The Company also announced today the sale of assets related to its Semiconductor Test business, which is subject to usual closing conditions including a Hart-Scott-Rodino review.
Mr. Gundermann stated, “We are not issuing 2019 guidance today for our Test segment, given the pending sale and other developments in the business. We anticipate doing so by the end of the year. We have a backlog of $72 million, most of which is Aerospace and Defense, and are in negotiations for a large program expected to be worth $30 to $50 million, as previously announced. We expect the next 45 days will bring clarity about our Test segment in 2019.”
The Company also affirmed its Test segment revenue guidance of $120 million to $125 million for 2018. The Company expects to release its fourth quarter and full year 2018 financial results in late February 2019.
About Astronics Corporation
Astronics Corporation (Nasdaq: ATRO) is a leading supplier of advanced technologies and products to the global aerospace, defense and semiconductor industries. Astronics’ products and services include advanced, high-

performance electrical power generation and distribution systems, seat motion solutions, lighting and safety systems, avionics products, aircraft structures, systems certification and automated test systems. Astronics’ strategy is to increase its value by developing technologies and capabilities, either internally or through acquisition, and using those capabilities to provide innovative solutions to its targeted markets and other markets where its technology can be beneficial. Through its wholly owned subsidiaries, Astronics has a reputation for high-quality designs, exceptional responsiveness, strong brand recognition and best-in-class manufacturing practices. The Company routinely posts news and other important information on its website at www.astronics.com.
Safe Harbor Statement
This news release contains forward-looking statements as defined by the Securities Exchange Act of 1934. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially from what may be stated here include the state of the aerospace, defense, consumer electronics and semiconductor industries, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes and delivery schedules, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, the need for new and advanced test and simulation equipment, customer preferences and other factors which are described in filings by Astronics with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

For more information, contact:
Company                        Investors
David Burney, CFO                     Deborah K. Pawlowski
Astronics Corporation                    Kei Advisors LLC
T: 716.805.1599 x 159                    T: 716.843.3908
david.burney@astronics.com                dpawlowski@keiadvisors.com

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